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N703AX

HIGHLIGHTS

US operations expected to begin this year under eVTOL Integration Pilot Program (eIPP) and in preparation for LA28 Olympic Games

Advanced commercial readiness with expanded piloted flight test program and operational control of Hawthorne Airport in LA

Record certification progress as Archer is first to close Phase 3 of the FAA's 4-phase Type Cert process for eVTOL aircraft*

Significant progress made on dual-use, hybrid, autonomous aircraft with a phased program award expected later this year

Rapidly advancing AI stack through partnerships with NVIDIA, Palantir and Starlink amid DOT's ~$20B ATC modernization effort

Strong liquidity with Q1 ending at ~$1.8B

*Based on information available to Archer at the time of this letter

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UNLOCK THE SKIES Q1 2026 SHAREHOLDER LETTER | 3 Dear Shareholders, The eVTOL industry is not just a technology story. It is a civilization story. I intend to make sure Archer is the company that writes it. When Archer was selected as the Official Air Taxi Provider of the LA28 Olympic Games, the message was unmistakable: the future of urban air mobility is no longer theoretical. But proclamations don't build new modes of transportation. Execution does. Public-private partnership does. President Trump and this Administration clearly understand that if America intends to lead the next generation of aerospace and defense, we cannot afford to wait. What the eVTOL industry needed was a structured, national program to quickly and safely bring air taxis to market. In 2025, President Trump, the DOT, and the FAA delivered just that: an Executive Order establishing the eVTOL Integration Pilot Program. In 2026, Archer and our American peers are set to begin operating under that program, flying in cities across the country marking the arrival of this new chapter in American aviation. Archer’s path to commercializing eVTOL technology is rooted in first principles design: a safe, passenger carrying aircraft, purpose built to handle rapid back-to-back trips of ~20-50 miles in urban environments at low cost, with a low noise profile. While much of the industry spent a decade cycling through configurations, Archer committed to a partial tilt architecture designed for the air taxi use case and FAA certification from day 1. That discipline has compounded. Eight years in, no one else in the eVTOL industry has moved as fast as we have. But civil aviation is only half the equation. It grows clearer to me every day that next-generation, hybrid vertical lift is becoming an imperative for the US to maintain air dominance. At first glance, the easiest path seems attractive: simply hybridize your existing eVTOL or eCTOL platform, get better payload and range, and convince defense customers that it meets their needs. That’s a sales-led approach, not a first principles one. Defense procurement is a performance-and-cost equation. The winner is typically whoever delivers the broadest mission set at the lowest cost. You cannot retrofit your way into the right solution.

UNLOCK THE SKIES Q1 2026 SHAREHOLDER LETTER | 4 One of the key reasons we partnered with Anduril is their deep understanding of what the US and its allies need in this next generation VTOL aircraft, beyond the legacy programs that have been entrenched in the market for 50+ years. Together, we have designed and begun building our clean-sheet hybrid aircraft, drawing on the technologies Archer has developed, and the technologies we acquired from Overair, Lilium, and Karem. I am confident that the Archer-Anduril team is one of the greatest aerospace teams of this generation. Top technical fellows from Boeing, former chief engineers from Lockheed, leading PhD researchers from Stanford. You only get a chance to work on a team like this once and the windows to get selected into these decades long programs of record are coming fast. I believe our hybrid aircraft is the most sophisticated vertical lift platform ever developed. It is not incremental, it is generational. When people see what we have built, they will recalibrate what they believe America can field. I cannot wait to show it off. Archer is now a multi-threat company and we expect to begin initial operations of our air taxis in US cities, winning phased government awards, and deploying our AI solutions later this year. Adam Goldstein Founder & Chief Executive Officer

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Initial US Operations
INCLUDING 8 STATES AS PART OF 3 WINNING EIPP APPLICATIONS
TEXAS DEPT OF TRANSPORTATION
TEXAS
OKLAHOMA
LOUISIANA
PORT AUTHORITY OF NY & NJ
NEW YORK
NEW JERSEY
VERMONT
DELAWARE
LA AREA
FLORIDA DEPT OF TRANSPORTATION
FLORIDA

US Operations Expected to Begin This Year

Archer expects Midnight operations in American cities to begin this year through the White House's eVTOL Integration Pilot Program (eIPP) and as part of its preparation to serve as the Official Air Taxi Provider of the LA28 Olympic Games, in coordination with the US Department of Transportation and FAA. Under the eIPP, Archer was selected as an air taxi partner in 3 winning applications encompassing 8 states, including Florida, Texas and New York.

Advanced Commercial Readiness

Expanded flight test program, with piloted VTOL and CTOL flights across expanded fleet taking place on a near daily basis and often multiple times a day. Click here to view a video of Archer's recent flight test highlights.

Record FAA Certification Progress

Archer reached a key milestone on its path to FAA Type Certification of Midnight, becoming the first eVTOL company to close Phase 3 of the FAA's 4-phase Type Certification process.*

In parallel with its work to close out Phase 3, Archer has already been advancing its work in Phase 4 for some time now. This is where Midnight's compliance with FAA airworthiness requirements will be demonstrated through formal testing and analysis.

*Based on information available to Archer at the time of this letter

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Significant Progress on Dual-Use, Hybrid, Autonomous Aircraft

Archer's work continues in partnership with Anduril on its dual-use, hybrid, autonomous aircraft, believing it to be the most sophisticated vertical lift platform ever developed in its category. As part of this program, Archer anticipates beginning to win phased government awards this year.

Rapidly Advancing AI Stack

Archer continued to advance its AI stack this quarter through its partnerships with three category-defining technology leaders.

NVIDIA is integrating its IGX Thor platform to power safety-capable onboard compute and autonomy-ready flight systems. Starlink will deliver high-speed, low-latency LEO satellite connectivity for Midnight aircraft. And our partner Palantir was recently downselected as a finalist for the FAA's SMART AI project instrumental to DOT's ~$20B air traffic control modernization effort.


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UNLOCK THE SKIES Q1 2026 SHAREHOLDER LETTER | 15 Forward-Looking Statements & Disclaimers This shareholder letter contains forward-looking statements under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements include those regarding the design, safety, and target specifications of its aircraft; pace of design and regulatory progress; the timing, phasing, geographic scope and planned operations under the eIPP; its ability to timely develop, certify, test, manufacture and deploy its eVTOL aircraft and develop vertiport infrastructure, or its ability to do so at all; development of its hybrid aircraft and defense programs; timing and ability to win a defense program award; planned operations of Hawthorne Airport and its intended role as a strategic network hub; expansion of its planned business lines and development of new business opportunities; and plans and anticipated benefits of acquisitions, strategic investments, partnerships and collaborations with third parties. In addition, this document refers to agreements that remain conditional, subject to the future execution of definitive agreements and the satisfaction of certain conditions. Such agreements may not be completed or may contain different terms than those currently contemplated. In some cases, forward-looking statements can be identified by terms such as "may," "will," "appears," “should," "expects,”plans," "anticipates," "could," "intends," "target," "projects,” contemplates," "believes," "estimates,” “predicts,” ”potential,ˮ or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Companyʼs actual results, performance, or achievements to differ materially from results expressed or implied in this letter. Investors are cautioned not to place undue reliance on these statements, and reported results should not be considered as an indication of future performance. Some statements relate to agreements that are conditional on execution of definitive agreements and satisfaction of certain requirements. These agreements may not be completed or could differ materially from current expectations. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, manufacture, and commercialize our aircraft; risks associated with indicative orders from certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms, and the risk that such parties cancel such orders or never place them; the early nature of our defense program and our ability to win bids to develop defense aircraft and technologies; government spend for the air traffic control system; our ability to market eVTOL aircraft, attract customers and compete with existing and new competitors in existing and new markets; risks related to infrastructure development, vertiport availability, airspace integration, and municipal permits; ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; ability to timely achieve business milestones, or at all, such as scaling manufacturing while maintaining quality, reliability, safety and regulatory compliance; our dependence on suppliers for aircraft parts and components; tariffs, export controls or other trade restrictions; natural disasters, public health outbreaks, economic, social, weather, growth constraints or other circumstances affecting metropolitan areas; the potential for losses and adverse publicity stemming from any aircraft accidents, especially those involving electric aircraft or lithium-ion batteries, or our test flights; risks associated with indexed price escalation clauses in aircraft contracts; ability to hire, train, and retain key and highly specialized technical and operational personnel litigation, including intellectual property claims;capital market volatility and access to financing on acceptable terms; federal government shutdown; and cybersecurity risks. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission ("SEC"), including our most recent Annual Report on Form 10-K, which is or will be available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on current expectations and assumptions that Archer believes to be reasonable as of the date of this shareholder letter. Archer undertakes no obligation to update these statements as a result of new information or future events.

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